UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 11, 2008
_______________________

Sysco Corporation
(Exact name of registrant as specified in its charter)
_________________________

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099
(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A
(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

 (e) On November 11, 2008, the Board of Directors (the “Board”) of Sysco Corporation (“Sysco” or the “Company”), upon recommendation of the Compensation Committee of the Board, amended the Company’s Fifth Amended and Restated Sysco Corporation Executive Deferred Compensation Plan ( the “Plan”) in several respects, including the addition of a provision allowing participants in the Plan a one-time opportunity during calendar year 2008 to elect to receive a distribution of all or a portion of their vested balances under the Plan during calendar year 2009, as well as changes to clarify the definition of the circumstances under which a “separation of service” occurs under the Plan and to clarify the procedure for processing in-service distributions under the Plan.

The First Amendment to the Fifth Amended and Restated Sysco Corporation Executive Deferred Compensation Plan was effective as of July 2, 2008.  The material changes to the Plan are summarized below.

Special Distribution Election

Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), regulates the tax treatment of nonqualified deferred compensation plans.  The Internal Revenue Service has provided companies with transition relief that expires on December 31, 2008, to allow them to amend their deferred compensation plans to make changes to the plans without being subject to certain requirements under Section 409A, as long as specified requirements are met.

Under this transition relief, companies have the opportunity, until December 31, 2008, to amend their deferred compensation plans to provide their employees with the opportunity to elect to accelerate the payment of certain deferred compensation into calendar 2009.  As a result, a new Section 6.13 was added to Article VI of the Plan so that participants may elect, on or before December 15, 2008, to receive a one-time lump sum distribution during calendar 2009 of some or all of the participants’ deferrals under the Plan, as well as a portion of vested company matching amounts, determined as of May 15, 2009.  The calendar 2009 distribution will be made on June 30, 2009.  Participants who are already in pay status (i.e., retirees) will not be eligible to accelerate their respective payouts from the Plan.  Consistent with the transition relief, the election may not apply to any amount that would otherwise be payable during calendar year 2008.  Notwithstanding the election, if a participant’s retirement, disability, death, or termination under the Plan, as applicable, occurs prior to June 30, 2009, the participant’s Plan account will be distributed pursuant to the Plan’s provisions regarding distributions upon retirement, disability, death, termination or in-service distributions, as applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: November 12, 2008	By:	/s/ Michael C. Nichols
Michael C. Nichols
Senior Vice President, General Counsel
and Corporate Secretary